SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 21, 2011

BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Sixth Road
Woburn, MA 01801

(Address of principal executive offices, including zip code)

(781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On January 21, 2011, the Board of Directors of Bridgeline Digital, Inc. (the “Company”) voted to amend the Company’s Amended and Restated By-laws in order to reflect the change in the Company’s name which occurred in 2010, amend Article 1, Section 8 to clarify that broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee and amend Article II, Section 5 to increase the mandatory retirement age for Directors to 75.

The effective date of the above amendments is January 21, 2011.  The foregoing description of the amendments to the Company’s Amended and Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of such Amended and Restated By-Laws, as amended, which is incorporated herein by reference to Exhibit 3.1 hereto.

Item 9.01	Financial Statements and Exhibits.

 (d)      Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated By-Laws of Bridgeline Digital, Inc., as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

Date: January 27, 2011	By:	/s/ Michael D. Prinn
Michael D. Prinn
Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Amended and Restated By-Laws of Bridgeline Digital, Inc., as amended